UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 2, 2008
Handleman Company

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142

(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations
Item 1.01 Entry into a Material Agreement
Defined terms not defined herein are defined in the Asset Purchase Agreement (“APA”) between Handleman Company of Canada Limited (“HDL-Canada”) and Handleman Company (“Seller-Parent”)(collectively “Seller”) and Anderson Merchandisers-Canada, Inc. (“Anderson-Canada”)(“Purchase”) and Anderson Merchandisers, L.P.(“Purchaser-Parent”, “Merchandisers”)(collectively “Anderson”) dated July 24, 2008.
On September 2, 2008, Seller closed the transaction as set forth in the APA with Anderson pursuant to which HDL-Canada sold Anderson-Canada substantially all of its assets used in the Canadian business. The assets include: all merchandise inventory; the real property leased pursuant to the lease for HDL-Canada distribution center, including rights to leasehold improvements; any and all office furniture, computers, and any and all other machinery and equipment, warehouse racking and other distribution equipment, including but not limited to forklifts, pallet jacks, conveyors, turntables and carts, spare parts and all other tangible properties, wherever located, owned by Seller or leased pursuant to the equipment leases (including the employee fleet vehicle leases); retail store display fixtures, whether located in stores or in storage; customer contracts, supply contracts and other contracts relating to the Canadian business; all telephone numbers, post office boxes, customer records, vendor records, such warranties on the equipment as exist at the closing date, all licenses, permits and government authorizations necessary or desirable for the conduct of the Canadian business to the extent the same are transferable and Seller’s universal product code. The assets sold did not include trade accounts receivable.
Anderson-Canada retained Handleman’s Canadian workforce of approximately 230 employees. The parties also agreed that, from and after the Closing Date, as defined below, the HDL-Canada employees who transfer to Anderson-Canada shall be entitled to use and obtain their unsused and accrued vacation and vacation pay entitlements under Seller’s vacation arrangements. The parties agreed that the Seller’s defined contribution pension plan shall be deemed an Assumed Obligation under the APA.
Anderson paid HDL Canada CDN $1,0620,600 plus CDN $14,396,803, being the net book value of the purchased assets. Pursuant to the agreement of the parties, Anderson reduced the gross proceeds due to Handleman of CDN $15,396,803 by the following amounts: CDN $1,862,108, of liabilities assumed; CDN$9,655,799 of trade accounts payble that were disbursed to HDL- Canada’s vendors in compliance with the Province of Ontario’s Bulk Sales Act; CDN$796,950 holdback in connection with Handleman’s representations and warranties, which will be released to Handleman in stages over the next 12 months; and CDN$124,000 that was withheld by Handleman’s counsel to assure payment of the Ratail Sales Tax for the province of Ontario. The total net proceeds of CDN$3,020,545 were received by Handleman.
In connection with the closing of the Canadian transaction, Anderson also remitted to Handleman US$4,000,000 pursuant to the Asset Purchase Agreement entered into between Handleman Company and Anderson Merchandising, L.P. that required Anderson to pay Handleman US$4,000,000 if Handleman Company identified and sold or transitioned to Anderson any other Handleman business that would add value to the U.S. music transaction.
(Also, see Exhibit 99.1, Handleman Company Press Release dated September 2, 2008).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: September 2, 2008	By:	/s/ Rozanne Kokko

	Name:	Rozanne Kokko
	Title:	Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name

10.1	Amendment Agreement dated September 2, 2008 to the Asset Purchase Agreement among Handleman Company of Canada Limited (“Seller”), Handleman Company (“Seller Parent”) and Anderson Merchandisers-Canada, Inc. (“Purchaser”) and Anderson Merchandiser, L.P. (“Merchandisers”) dated July 24, 2008.

99.1	Handleman Company Press Release dated September 2, 2008.